                                                                     EXHIBIT 4.3

                            STOCK PURCHASE AGREEMENT

     This Stock Purchase Agreement ("Agreement") is made as of April 25, 2001,
                                     ---------
by and between DAOU Systems, Inc., a Delaware corporation ("Buyer"), and Georges
                                                            -----
J. Daou ("Seller").
          ------

                             PRELIMINARY STATEMENT

     Seller desires to sell, and Buyer desires to purchase, nine hundred ninety two thousand one hundred eleven (992,111) shares of the Buyer's common stock, par value $0.001 share (the "Shares"), on the terms set forth in this Agreement.
                             ------

                                   AGREEMENT

     The parties, intending to be legally bound, agree as follows:


                                   ARTICLE 1

                          SALE AND TRANSFER OF SHARES
1.1  SHARES

     Subject to the terms and conditions of this Agreement, Sellers will sell and transfer the Shares to Buyer, and Buyer will purchase the Shares from Sellers.

1.2  PURCHASE PRICE

     The purchase price for the Shares (the "Purchase Price") will be one
                                             --------------
hundred ninety eight thousand four hundred twenty two dollars and twenty cents ($198,422.20).

1.3  TRANSFER OF SHARES

     The closing of the transactions contemplated by this Agreement will take place at the offices of DAOU Systems, Inc., 5120 Shoreham Place, San Diego, California, on the date hereof, unless Buyer and Seller agree otherwise. Subject to the provisions of Article 6, failure to consummate the purchase and sale provided for in this Agreement at the place and on the date determined by the previous sentence will not result in the termination of this Agreement and will not relieve any party of any obligation under this Agreement.

1.4  CLOSING DELIVERIES
     At the closing of the transactions contemplated by this Agreement:

(a) Seller will deliver to Buyer certificates representing the Shares, duly endorsed in blank (or accompanied by duly executed stock powers in blank).

(b) Buyer will deliver a sum equal to the Purchase Price to Seller by wire transfer to the account specified by Seller.

(c) In lieu of payment of any accrued and unpaid director's fees and all out of pocket expenses incurred and unpaid as of the date of this Agreement, the Buyer shall pay the Seller a total of six thousand dollars ($6,000).


                                   ARTICLE 2

                    REPRESENTATIONS AND WARRANTIES OF SELLER

     Seller represents and warrants to Buyer as follows:

2.1  OWNERSHIP OF SHARES

     Seller owns of record and beneficially the Shares and has good and marketable title to the Shares free and clear of all liens.

2.2  DELIVERY OF GOOD TITLE

     Upon delivery of the Shares to Buyer by Seller and payment of the Purchase Price to Seller by Buyer pursuant to this Agreement, Buyer will have good and marketable title to the Shares free and clear of all liens.

2.3  ENFORCEABLITY

     All consents, approvals, authorizations and orders necessary for execution, delivery and performance by Seller of this Agreement (including, without limitation, the transfer and sale of the Shares) have been duly and lawfully obtained, and Seller has full right, power, authority and capacity to execute and deliver this Agreement and to perform its obligations under this Agreement. This Agreement has been duly executed and delivered by Seller, and assuming the execution and delivery of this Agreement by Buyer, constitutes a legal, valid and binding agreement of Seller enforceable against Seller in accordance with its terms.

2.4  NO CONFLICTS

     The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not conflict with or result in the breach or violation of any term or provision of, or (with or without notice or passage of time, or both) constitute a default under, any indenture, mortgage, deed of trust, trust (constructive and other), loan agreement or other agreement or instrument to which Seller is a party or by which Seller or the Shares are bound.

                                   ARTICLE 3

                    REPRESENTATIONS AND WARRANTIES OF BUYER

     Buyer represents and warrants to Seller as follows:

3.1  ORGANIZATION

     Buyer is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization.

3.2  ENFORCEABILITY

     All consents, approvals, authorizations and orders necessary for execution, delivery and performance by Seller of this Agreement (including, without limitation, the transfer and sale of the Shares) have been duly and lawfully obtained, and Buyer has full right, power, authority and capacity to execute and deliver this Agreement and to perform its obligations under this Agreement, which actions have been duly authorized and approved by all necessary corporate action of Buyer. Assuming the execution and delivery of this Agreement by Seller, this Agreement constitutes the legal, valid, and binding obligation of Buyer, enforceable against Buyer in accordance with its terms.

3.3  no conflict

     Except for Section 7e of Buyer's Certificate of Designations, Preferences and Relative, Participating, Optional and Other Special Rights of Preferred Stock and Qualifications, Limitations and Restrictions Thereof of Series A Preferred Stock, dated July 22, 1999, for which the holders of the Series A Preferred Stock, par value $0.001 per share, have executed this Agreement for the purposes of giving their consent to the transactions contemplated hereby, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not (i) conflict with or result in the breach or violation of any term or provision of, or (with or without notice or passage of time, or both) constitute a default under, any indenture, mortgage, deed of trust, trust (constructive and other), loan agreement or other agreement or instrument to which Buyer is a party, (ii) result in the violation of the provisions of Buyer's Certificate of Incorporation or Bylaws, (iii) result in the creation or imposition of any lien upon any property or asset of Buyer, or (iv) otherwise adversely affect the contractual or other legal rights or privileges of Buyer.

                                   ARTICLE 4

              CONDITIONS PRECEDENT TO BUYER'S OBLIGATION TO CLOSE

     Buyer's obligation to purchase the Shares and to take the other actions required to be taken by Buyer is subject to the satisfaction of each of the following conditions (any of which may be waived by Buyer, in whole or in part):

4.1  ACCURACY OF REPRESENTATIONS

     All of Seller's representations and warranties in this Agreement (considered both individually and collectively) must be accurate in all material respects as of the date hereof.

4.2  NO PROCEEDINGS

     As of the date hereof, there must not have been commenced or threatened against Buyer, or against any related person of Buyer, any proceeding (i) involving any challenge to, or seeking damages or other relief in connection with, any of the transaction contemplated by this Agreement, or (ii) that may have the effect of preventing, delaying, making illegal, or otherwise interfering with any of the transaction contemplated by this Agreement.

4.3  NO CLAIM REGARDING EQUITY OWNERSHIP OR SALE PROCEEDS

     There must not have been made or threatened by any person any claim asserting that such person (i) is the holder or the beneficial owner of, or has the right to acquire or to obtain beneficial ownership of, or any other voting, equity, or ownership interest in, the Shares, or (ii) is entitled to all or any portion of the Purchase Price.

4.4  NO PROHIBITION

     Neither the consummation nor the performance of any of the transaction contemplated by this Agreement will, directly or indirectly (with or without notice or lapse of time), contravene, or cause Buyer or any related person of Buyer to suffer any adverse consequence under, (i) any applicable legal requirement or order, or (ii) any legal requirement or order that has been published, introduced, or otherwise proposed by or before any governmental body.


                                   ARTICLE 5

              CONDITIONS PRECEDENT TO SELLERS' OBLIGATION TO CLOSE

     Seller's obligation to sell the Shares and to take the other actions required to be taken by Seller is subject to the satisfaction of each of the following conditions (any of which may be waived by Seller, in whole or in part):

5.1  ACCURACY OF REPRESENTATIONS

     All of Buyer's representations and warranties in this Agreement (considered collectively and individually) must be accurate in all material respects as of the date hereof.

5.2  NO PROHIBITION

     There must not be in effect any legal requirement or order that (i) prohibits the consummation of the transactions contemplated by this Agreement, and (ii) has been adopted or issued, or has otherwise become effective, since the date hereof.


                                   ARTICLE 6

                                  TERMINATION

6.1  TERMINATION EVENTS

     This Agreement may, subject to Section 6.2, be terminated (i) by either Buyer or Seller if a material breach of any provision of this Agreement has been committed by the other party or parties and such breach has not been waived; or
(ii) by mutual consent of Buyer and Seller.

6.2  EFFECT OF TERMINATION

     Each party's right of termination under Section 6.1 is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of such right of termination will not be an election of remedies. If this Agreement is terminated pursuant to Section 6.1, all obligations of the parties under this Agreement will terminate, except that the obligations in Sections 8.1 and 8.9 will survive; provided, however, that if this Agreement is terminated by
                      ------------------
a party because of the breach of the Agreement by another party, the terminating party's right to pursue all legal remedies will survive such termination unimpaired.


                                   ARTICLE 7

                           INDEMNIFICATION; REMEDIES

7.1  SURVIVAL OF REPRESENTATIONS AND WARRANTIES

     All representations, warranties, covenants, and obligations in this Agreement and any certificates or other documents delivered pursuant to this Agreement will survive until the second anniversary of the date hereof except those representations and warranties contained in Article 3, which shall continue in full force and effect forever.

7.2  INDEMNIFICATION BY SELLER

     Seller agrees to indemnify and hold harmless Buyer and its representatives, equity owners, controlling persons and affiliates from and against all adverse consequences resulting from, arising out of, relating to, in the nature of or caused by (i) any breach of any representation or warranty made by any Seller in this Agreement or in any certificate or document delivered by Sellers pursuant to this Agreement; or (ii) any breach by a Seller of any covenant or obligation in this Agreement; provided, however, that Buyer makes a written claim for indemnification under this Section 7 with respect to the breach on or before the expiration of the applicable survival period specified in Section 7.1.

7.3  INDEMNIFICATION BY BUYER

     Buyer agrees to indemnify Seller from and against all adverse consequences resulting from, arising out of, relating to, in the nature of or caused by (i) any breach of any representation or warranty made by any Buyer in this Agreement or in any certificate or document delivered by Buyer pursuant to this Agreement; or (ii) any breach by a Buyer of any covenant or obligation in this Agreement; provided, however, that Seller makes a written claim for indemnification under this Section 7 with respect to the breach on or before the expiration of the applicable survival period specified in Section 7.1.


                                   ARTICLE 8

                               GENERAL PROVISIONS

8.1  EXPENSES

     Except as otherwise expressly provided in this Agreement, each party to this Agreement will bear its respective expenses incurred in connection with the preparation, execution, and performance of this Agreement and the transaction contemplated by this Agreement, including all fees and expenses of its representatives. If this Agreement is terminated, the obligation of each party to pay its own expenses will be subject to any rights of such party arising from a breach of this Agreement by another party.

8.2  PUBLIC ANNOUNCEMENTS

     Any public announcement or similar publicity with respect to this Agreement or the transaction contemplated by this Agreement will be issued, if at all, at such time and in such manner as Buyer and Seller mutually determine, except as otherwise required by law. Seller will not make any disclosure of the transaction contemplated by this Agreement, except with the prior written consent of Buyer or as otherwise required by law. Seller and Buyer will consult with each other concerning the means by which Buyer's employees, customers, suppliers and others having dealings with Buyer will be informed of transaction contemplated by this Agreement.

8.3  FURTHER ASSURANCES

     The parties agree (i) to furnish upon request to each other such further information, (ii) to execute and deliver to each other such other documents, and
(iii) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the transaction contemplated by this Agreement.

8.4  ENTIRE AGREEMENT AND MODIFICATION

     This Agreement supersedes all prior agreements among the parties with respect to its subject matter and constitutes a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended, supplemented or otherwise modified except by a written agreement executed by the party to be charged with the modification.

8.5  SEVERABILITY

     If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

8.6  ASSIGNMENTS, SUCCESSORS, AND NO THIRD PARTY RIGHTS

     No party may assign any of its rights or delegate any of its obligations under this Agreement without the prior written consent of the other parties, which will not be unreasonlably withheld, except that Buyer may assign any of its rights and delegate any of its obligations under this Agreement to any subsidiary of Buyer or to any subsequent acquirer of the Shares or of all or substantially all of the business of the Buyer. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of Seller's heirs, executors, administrators and permitted assigns and Buyer's successors and permitted assigns. Nothing expressed or referred to in this Agreement will be construed to give any person, other than the parties to this Agreement, any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement except such rights as shall inure to a successor or permitted assignee pursuant to this Section.

8.7  ENFORCEMENT OF AGREEMENT

     Seller acknowledges and agrees that Buyer could be damaged irreparably if any of the provisions of this Agreement are not performed in accordance with the specific terms and that any breach of this Agreement by Seller could not be adequately compensated in all cases by monetary damages alone. Accordingly, Seller agrees that, in addition to any other right or remedy to which Buyer may be entitled, at law or in equity, it shall be entitled to enforce any provision of this Agreement by a decree of specific performance and to temporary, preliminary and permanent injunctive relief to prevent breaches or threatened breaches of any of the provisions of this Agreement, without posting any bond or other undertaking.

8.8  WAIVER

     The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither any failure nor any delay by any party in exercising any right, power, or privilege under this Agreement or any of the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or any of the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of that party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

8.9   JURISDICTION; SERVICE OF PROCESS

     Any proceeding arising out of or relating to this Agreement or any transaction contemplated by this Agreement may be brought in the courts of the State of California, or, if it has or can acquire jurisdiction, in the United States District Court for the Southern District of California, and each of the parties irrevocably submits to the exclusive jurisdiction of each such court in any such proceeding, waives any objection it may now or hereafter have to venue or to convenience of forum, agrees that all claims in respect of the proceeding shall be heard and determined only in any such court, and agrees not to bring any proceeding arising out of or relating to this Agreement or any transaction contemplated by this Agreement in any other court. The parties agree that any or all of them may file a copy of this Section with any court as written evidence of the knowing, voluntary and bargained agreement between the parties irrevocably to waive any objections to venue or to convenience of forum.
Process in any proceeding referred to in this Section may be served on any party anywhere in the world.-

8.10  GOVERNING LAW

     This Agreement will be governed by and construed under the laws of State of California without regard to conflicts of laws principles that would require the application of any other law.

8.11  COUNTERPARTS

     This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

     The parties have executed and delivered this Agreement as of the date indicated in the first sentence of this Agreement.


                              BUYER

                              DAOU SYSTEMS, INC.


                              By: /s/  Neil R. Cassidy
                                  ----------------------
                                  [Name] Neil R. Cassidy
                                  [Title] Executive Vice President and Chief
                                          Financial Officer



                              SELLER



                                  /s/ Georges J. Daou
                                  -------------------
                                  Georges J. Daou, in his individual capacity